Exhibit 10.48

ADDENDUM TO PURCHASE AND SALE AGREEMENT

WITH JOINT ESCROW INSTRUCTIONS

This ADDENDUM TO PURCHASE AND SALE AGREEMENT WITH JOINT ESCROW INSTRUCTIONS (“Addendum”) is made and entered into as of June 25, 2003, by and between UNIFIED WESTERN GROCERS, INC., a California corporation (“Seller”), and THE ALAMO GROUP, INC., a California corporation (“Buyer”), who agree as follows:

1. This Addendum supplements and forms a part of the Purchase and Sale Agreement With Joint Escrow Instructions (“Agreement”) made and entered into as of June 19, 2003, by and between Seller and Buyer. Capitalized terms used in this Addendum, but which are not otherwise defined in this Addendum, have the meanings given to them in the Agreement.

2. Notwithstanding the provisions of Section 1.3 of the Agreement to the contrary, the Parties desire to provide for a different closing schedule and for certain other agreements respecting the Category A Location designated on Exhibit “A” to the Agreement as “North Highlands, CA” (the “North Highlands Location”). As such, the Parties agree as follows respecting the North Highlands Location:

(a) The Closing Date for purposes of the North Highlands Location shall occur on July 31, 2003, or such earlier date as is mutually agreed on in writing by the Parties.

(b) The Inspection Period for purposes of the North Highlands Location shall be deemed to have expired as of the date of this Addendum and (i) Buyer shall be deemed to have approved of all matters which might have been disapproved by Buyer under Section 6.2(a) of the Agreement and (ii) shall be deemed to have waived its right to give a Notice of Objection with respect to all matters which might have been objected to by Buyer under Section 6.3 of the Agreement.

(c) For the Assets (exclusive of the Liquor License) relating to the North Highlands Location, Seller shall pay to Buyer the sum of Seven Hundred Thousand Dollars ($700,000), which amount shall reduce (dollar for dollar) the Category A Price as the same relates to all Category A Locations other than the North Highlands Location.

(d) If Buyer or any “Affiliate” of Buyer (as defined below) acquires fee simple ownership of the land of which the North Highlands Location is a part and/or acquires all or any part of the right, title or interest of the landlord under the Lease relating to the North Highlands Location (whether by operation of law or otherwise), then Seller shall thereupon automatically be released from all liabilities and obligations under that Lease arising from and after the date of such acquisition. Without limiting the foregoing, Buyer agrees to deliver to Seller such agreements and documentation evidencing any such release as is reasonably acceptable to Seller. As used in this Addendum, the term “Affiliate” means any person or entity which controls, is controlled by, or is under common control with, Buyer or any shareholder of Buyer and includes, without limitation, any person or entity which beneficially owns any interest in any of the shares of Buyer and any entity the shares or other equity interests of which are owned in whole or in part by Buyer or any shareholder of Buyer.

3. As a material inducement and material consideration to Seller to enter into this Addendum and to agree to sell to Buyer the North Highlands Location in accordance with the terms of this Addendum, Buyer agrees as follows: If Buyer consummates the purchase of the Assets relating to the North Highlands Location only, and Buyer does not consummate the purchase of the Assets relating to any of the other Category A Locations or any of the Category B Locations for any reason other than the default of Seller under the Agreement, then Buyer shall pay to Seller the sum of Seventy Thousand Dollars ($70,000) immediately upon demand by Seller.

4. Except as modified and supplemented by this Addendum, the Agreement and its applicability to the North Highlands Location remains unmodified and in full force and effect.

The Parties have caused this Addendum to be duly executed by their respective duly authorized officers or agents as of the date first set forth above.

UNIFIED WESTERN GROCERS, INC., a California corporation		THE ALAMO GROUP, INC., a California corporation

By:	/s/ ROBERT M. LING, JR.	By:	/s/ DONALD F. GAUBE
	Robert M. Ling, Jr.		Donald F. Gaube
	Executive Vice President and		President
Corporate Secretary

By:	/s/ GARY C. HAMMETT	By:	/s/ MICHAEL J. NEPODAL
	Gary C. Hammett		Michael J. Nepodal
	Vice President - Real Estate		Secretary